APOSTILLE (or single legalization)
(Convention de la Haye du 5 de Octobre 1961 - Royal Decree 1978 dated October 2nd)

1. COUNTRY: **SPAIN**

This public document

2. has been signed by MR. JOSÉ MARÍA DE PRADA DÍEZ.-------------------------------

3. in his capacity as Notary resident in Santander.-------------------------------------

4. and carries the seal and stamp of the Notary's office, on nine pages of 2V series paper, numbered 0396975 and the eight following numbers in correlative order, together with this page for the obtaining notes in public Registries and offices.---

Certified

5.- in **BURGOS** 6.- on April 19th 1999-----------------

7.- by **MR. JESUS SANTAMARIA VILLANUEVA, Second Censor of the Governing Board of the College of Notaries of Burgos, acting as Dean.**---

8.- under number 5,147.-

9.- Stamp/seal

(stamp of the Official Association of Notaries of Burgos)

10.- Signature:

(illegible signature)

(25 peseta legalization stamp)

DIANA WEBB DAVIES
MARTÍNEZ CAMPOS, 26
TEL. 342 33 13 • FAX: 342 33 21
28010 MADRID
INTERPRETE